EXHIBIT 99.4

EXHIBIT C

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

FRANK DAVID SEINFELD,

Plaintiff,

v.

DONALD W. SLAGER, JAMES E. O’CONNOR, JOHN W. CROGHAN, TOD C. HOLMES, DAVID I. FOLEY, RAMON A. RODRIGUEZ, MICHAEL W. WICKHAM, JAMES W. CROWNOVER, NOLAN LEHMANN, ALLAN C. SORENSEN, WILLIAM J. FLYNN, W. LEE NUTTER, JOHN M. TRANI, MICHAEL LARSON, and REPUBLIC SERVICES, INC.,

Defendants.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 6462-VCG

NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE
CLAIMS, SETTLEMENT HEARING, AND RIGHT TO APPEAR

TO:	ALL CURRENT STOCKHOLDERS OF REPUBLIC SERVICES, INC.

PLEASE READ THIS NOTICE (THE “NOTICE”) CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTION. IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE DERIVATIVE CLAIMS IN THIS ACTION, STOCKHOLDERS OF REPUBLIC SERVICES, INC. WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS. THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

PLEASE TAKE NOTICE that, pursuant to an Order dated November 27, 2013, a settlement hearing will be held on February 19, 2014, at 1:30 p.m., before Vice Chancellor Sam Glasscock, III, of the Court of Chancery of the State of Delaware (the “Court”), 34 The Circle, Georgetown, Delaware 19947 (the “Settlement

Hearing”), regarding a proposed settlement (the “Settlement”), as summarized below and defined in a Stipulation and Agreement of Compromise and Settlement dated November 26, 2013 (the “Stipulation”), to resolve all of the claims brought on behalf of Republic Services, Inc. (“Republic” or the “Company”) in this derivative litigation (the “Action”).
The purpose of the Settlement Hearing is to determine whether the Court should (i) approve the proposed Settlement pursuant to Chancery Court Rule 23.1 as fair, reasonable and adequate and in the best interests of Republic’s stockholders, (ii) enter an Order and Final Judgment dismissing the Action with prejudice, each Party to bear its or his own costs (except as otherwise provided for in the Stipulation,) and release and enjoin prosecution of any and all Released Claims, (iii) consider the application by counsel to plaintiff Frank David Seinfeld (“Plaintiff” or “Seinfeld”) for an award of attorneys’ fees and expenses, and (iv) such other matters as may be necessary or proper in the circumstances.
The Court reserves the right to adjourn the Settlement Hearing without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof. Further, the Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the Parties to the Stipulation and without further notice to Republic stockholders.
The principal terms and conditions of the proposed Settlement are set forth in the Stipulation on file with the Court. The description of the terms and conditions of the proposed Settlement reflected herein is only a summary.

I.	FACTUAL BACKGROUND AND PROCEDURAL POSTURE OF THE ACTION
THE SUMMARY OF THE SETTLEMENT THAT FOLLOWS HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.

Nominal defendant Republic is a Delaware corporation that engages in waste hauling and waste disposal. Plaintiff is a stockholder of Republic. The Individual Defendants (defined below) are certain current and former officers and directors of Republic.
Republic has two compensation incentive plans, the 2009 Employee Incentive Plan (“EIP”) and the 2007 Stock Incentive Plan (the “Stock Plan”). Plaintiff previously brought an action against Republic and certain of its officers and directors in the United States District Court for the District of Delaware. In Seinfeld v. O’Connor, No. 09-cv-887-LPS (D. Del.), Seinfeld alleged, among other claims, that Republic and certain of its officers and directors materially misled stockholders in the 2009 proxy statement whereby approval of the EIP was sought. On March 31, 2011, the District Court dismissed Seinfeld’s direct claims with prejudice. At the same time, the District Court also dismissed Seinfeld’s derivative state law claims without prejudice, finding that it lacked jurisdiction over those claims.
On May 9, 2011, Plaintiff initiated this derivative Action against Donald W. Slager, James E. O’Connor, John W. Croghan, Tod C. Holmes, David I. Foley, Ramon A. Rodriguez, Michael W. Wickham, James W. Crownover, Nolan Lehmann, Allan C. Sorensen, William J. Flynn, W. Lee Nutter, John M. Trani and Michael Larson (the “Individual Defendants”) and Republic (together with the Individual Defendants, “Defendants”). Defendants moved to dismiss the Action on July 7, 2011, and on August 25, 2011, Plaintiff filed his Amended Complaint. In his Amended Complaint, Plaintiff asserted five claims challenging various compensation decisions. Plaintiff alleged that: (1) certain payments Republic made to defendant James E. O’Connor (“O’Connor”) pursuant to a June 2010 retirement agreement were made without consideration and, therefore, constituted waste; (2) an incentive payment to O’Connor was wasteful because it was not tax-deductible and because it also rendered the EIP not tax-deductible; (3) the Individual Defendants wasted corporate assets by making awards pursuant to the Stock Plan that were not tax deductible; (4) the Individual Defendants breached their duty of loyalty and wasted corporate assets by awarding themselves excessive restricted stock units (“RSUs”) under the Stock Plan in 2009 and 2010 (the “Director Stock Awards Claim”); and (5) the Individual Defendants improperly awarded employee synergy bonuses.

Defendants moved to dismiss the Amended Complaint in its entirety for failure to plead demand futility and failure to state a claim upon which relief could be granted. By Memorandum Opinion dated June 29, 2012 and Order dated August 1, 2012, the Court granted Defendants’ motions in part and denied them in part, dismissing all claims against the Individual Defendants except the Director Stock Awards Claim, and dismissing defendants Donald W. Slager and Tod C. Holmes from the Action with prejudice. The Order also dismissed defendant Michael Larson with prejudice from the Director Stock Awards Claim only as to the challenge to the 2009 award of RSUs.
With respect to the claim that survived the motion to dismiss, the Director Stock Awards Claim, Plaintiff alleged that the Individual Defendants breached their duties to the Company and its stockholders in awarding RSUs to non-employee directors in an amount that constituted a waste of corporate assets. Specifically, Plaintiffs challenged awards made to such directors in 2009 and 2010. In 2009, non-employee directors were awarded RSUs alleged to be valued at $743,700, which RSUs were to vest over a three year period. Plaintiff alleged that when the RSU awards were combined with cash compensation, the directors improperly awarded themselves compensation in the aggregate amount between $843,000 and $891,000 for 2009. Plaintiff also challenged the 2010 award of RSUs, valued at $215,000, which when combined with cash compensation, brought the non-employee directors 2010 compensation to between $320,000 and $345,000. In denying the motion to dismiss on the Director Stock Awards Claim, the Court found that: (i) the defendant directors were “interested” in the decision to award themselves annual compensation for their services as directors; (ii) the Stock Plan did not have any “meaningful” limitations on the size of the awards the directors could theoretically grant to themselves; and (iii) the Court would require the director Defendants to demonstrate that the compensation awards to non-employee directors in 2009 and 2010 were entirely fair to Republic and its stockholders.
Defendants subsequently answered the remaining claims in the Amended Complaint on August 3, 2012, denying all allegations of wrongdoing and raising various affirmative defenses. Plaintiff served document requests, and Defendants produced relevant board materials and other documents. Plaintiff’s counsel also deposed defendant Ramon A. Rodriguez.
The Parties and their respective counsel thereafter engaged in arm’s-length negotiations in an attempt to reach agreement on terms to resolve this action. The Parties ultimately agreed in principle to settle the Action on the terms and conditions set forth in the Stipulation, subject to the approval of the Court.

II.	TERMS OF THE SETTLEMENT
In full and complete consideration for the Settlement, including entry of the Final Order and Judgment, the Company and its current Board of Directors proposed an amendment and restatement of the Stock Plan to the stockholders of the Company in connection with the Annual Meeting of Stockholders held on May 9, 2013 (the "Proposed Amendment"). On March 28, 2013, counsel for the parties informed the Court of the Company’s intention to present the Proposed Amendment to the stockholders of Republic at the Annual Meeting in advance of the Settlement Hearing; the Court expressed its approval of this procedure. The Proposed Amendment, which was approved overwhelmingly by Republic’s stockholders on May 9, 2013, adds the following provision to the Stock Plan (with added language underlined):

13.    AWARD GRANTS TO NON-EMPLOYEE DIRECTORS
Notwithstanding any minimum vesting provisions contained in the Plan, any Award granted to a Non-Employee Director shall not be required to be subject to any minimum vesting requirements. Notwithstanding the preceding sentence or anything to the contrary contained in this Plan, in no event shall an Award of Restricted Stock Units be made to any Non-Employee Director if, as a result of such Award, such Non-Employee Director would be entitled to have vest in any calendar year in excess of 15,000 Restricted Stock Units held by such Non-Employee Director (excluding, for these purposes, accelerated vesting upon death, disability, termination of service as a Non-Employee Director or Change or Control as set forth in the Plan or the applicable Award Agreement).
The Proposed Amendment establishes a meaningful limitation (15,000) on the number of Company RSUs awarded to a Non-Employee Director (as defined in the Stock Plan) pursuant to the Stock Plan that may vest in any calendar year during which the Stock Plan remains in effect. The Proposed Amendment does not limit or otherwise restrict the vesting of any Award resulting from the death, disability, termination of service as a Non-Employee Director or Change in Control as set forth in the Stock Plan or the applicable Award Agreement (as defined in the Stock Plan).

III.	DISMISSAL AND RELEASES
If the Settlement (including any modification thereto made with the consent of Plaintiff, the Company and the Individual Defendants as provided for in the Stipulation) is approved by the Court, the Parties to the Settlement will promptly request that the Court enter an Order and Final Judgment, which, among other things:

A.
approves the Settlement, adjudges the terms thereof to be fair, reasonable, adequate and in the best interests of the Company’s stockholders, and directs consummation of the Settlement in accordance with the terms and conditions of the Stipulation;

B.
determines that the requirements of Rule 23.1 of the Court of Chancery Rules and due process have been satisfied in connection with the notice to Republic's stockholders as ordered by the Court in the Scheduling Order;

C.
dismisses the Action with prejudice as to Plaintiff, the Company, the Company’s stockholders and all of the Individual Defendants, extinguishing, discharging and releasing any and all Released Claims as against the Company and the Individual Defendants, with such dismissal subject only to compliance by the Company and the Individual Defendants with the terms of the Stipulation and any Order of the Court concerning the Stipulation, and permanently enjoining Plaintiff, Republic's stockholders, the Company and anyone claiming through or for the benefit of any of them from asserting, commencing, prosecuting, assisting, instigating or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, asserting any Released Claims, either representatively, derivatively or in any other capacity;

D.
provides for the following release: Plaintiff, Republic, and the stockholders of Republic, on behalf of themselves and each of their respective heirs, executors, trustees, predecessors, successors, representatives, and assigns, and, with respect to corporate entities, on behalf of each of their parents, subsidiaries, affiliates, assignees, predecessors, successors, officers, directors, employees, partners, members, attorneys, representatives, and agents (collectively, the “Releasing Parties”), shall conclusively be deemed to have fully, finally and forever released, relinquished, discharged, and covenanted not to sue, each Individual Defendant, in their personal and representative capacities, including their heirs, executors, trustees, general or limited partners or partnerships, personal representatives, estates, administrators, attorneys, predecessors, successors, and assigns, and Republic, including all of its subsidiaries, affiliated, and related entities, and the past, present, and future officers, directors, employees, partners, members, representatives, agents, insurers, consultants, attorneys, and assigns of any of them (collectively, the “Released Parties”), on any and all claims, demands, rights, actions, causes of action, and liabilities, of any kind or nature whatsoever, for damages, injunctive relief, or any other remedies, whether direct or derivative, state or federal, known or unknown, asserted or unasserted, absolute or contingent, matured or unmatured, in law or in equity, that are based upon, arising from, or related to any of the facts, events, occurrences, or circumstances (a) that have been alleged in the Amended Complaint, or in any other pleading in the Action, (b) that relate to any of the subject matters of the Action, or (c) that were or could have been asserted in the Action (all of the above are the “Released Claims”). The Released Claims include, without limitation, the Director Stock Awards Claim and claims relating to Republic’s EIP and Stock Plan, Republic’s Proxy Statements dated April 3, 2009, April 1, 2010, April 1, 2011, April 5, 2012, and March 27, 2013, and all supplements thereto, Republic’s previous proxy statements and other disclosures relating to its incentive compensation plans, the awards granted or compensation paid pursuant to such plans, the tax positions taken by Republic with respect to such awards or compensation, the processes followed and steps taken by Defendants to issue equity or equity-based awards prior to the date of the Order and Final Judgment, the validity of the issuance of such equity or equity-based awards, and Defendants’ documentation of such steps and processes.
If the Settlement becomes final, the release of the Released Claims will extend to claims that the Releasing Parties do not know or suspect to exist at the time of the release, which if known, might have affected the decision to enter into the release. The Releasing Parties shall be deemed to waive any and all provisions, rights and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law, which governs or limits a person’s release of unknown claims. The Releasing Parties shall be deemed to relinquish, to the full extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

In addition, the Releasing Parties shall be deemed to waive any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542. Plaintiff, for himself and on behalf of the Releasing Parties, may discover facts in addition to or different from those that he now knows or believes to be true with respect to the subject matter of the Stipulation, but it is his intention, as Plaintiff and on behalf of the Releasing Parties, fully, finally and forever to settle and release any and all claims released by the Stipulation, whether known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of such additional or different facts (as defined herein, “Unknown Claims”).

IV.	INJUNCTION
The Court has ordered that pending final determination of whether the Settlement should be approved, the Parties to the Action, and all stockholders of Republic, are enjoined and barred from commencing, prosecuting, instigating or in any way participating in the commencement or prosecution of any action or proceeding asserting any Released Claims against any of the Released Parties, other than as set forth in the Stipulation.

V.	REASONS FOR THE SETTLEMENT
Plaintiff believes the Director Stock Awards Claim has merit, and agreed to the Settlement of this Action only because Defendants agreed to the action detailed in the Stipulation and in this Notice. Plaintiff and his Counsel believe that a settlement of this Action on the terms reflected in the Stipulation and described in this Notice is fair, reasonable, adequate and in the best interests of Republic and its stockholders.
The Individual Defendants have entered into the Stipulation despite their belief that the allegations lack merit, and maintain that they have not committed waste or any breach of their fiduciary duties, or any duty whatsoever, in connection with any grants of awards under the Stock Plan or the EIP. The Defendants, to avoid the costs, disruption, and distraction of further litigation, and without admitting the accuracy or validity of any allegations made in the Action, or any liability with respect thereto, have concluded that it is desirable that the remaining claim against them be settled on the terms reflected in the Stipulation.
The Parties recognize the time and expense that would be incurred by further litigation and the uncertainties inherent in such litigation.

VI.	ATTORNEYS’ FEES
Plaintiff and his counsel (“Plaintiff’s Counsel”) intend to apply to the Court for an award of attorneys' fees and out of pocket expenses in an amount not to exceed in the aggregate $495,000.00. Approval by the Court of such fee application shall not be a precondition to the dismissal of the Action in accordance with this Stipulation. Defendants will not oppose Plaintiff’s application for attorneys' fees and expenses, up to the amount listed directly above.
The fee application may be considered separately from the proposed Settlement of the Action. Republic or its insurers will pay any fees and expenses awarded by the Court in the Action to Plaintiff's Counsel in the Action after the date on which the Final Order and Judgment is deemed to be final as provided in the Stipulation.

VII.	RIGHT TO APPEAR AT SETTLEMENT HEARING AND OBJECT
Any current Republic stockholder may, but is not required to, appear at the Settlement Hearing and be heard as to whether the proposed Settlement should be approved, and the Action dismissed with prejudice, or as to any other matter before the Court relating to the Action. Except for good cause shown as determined by the Court, however, no person other than Plaintiff’s Counsel and the Defendants’ counsel shall be heard, and no papers, briefs, pleadings, or other documents submitted by any person shall be considered by the Court, unless (i) a written notice of intention to appear, containing such person’s name, legal address, and telephone number; (ii) proof of ownership of Republic stock; and (iii) a detailed statement of such person’s objections to any matters before the Court, including copies of any papers such person intends the Court to consider, and the names of any witness(es) the person plans to call to testify at the Settlement Hearing, along with the subject(s) of their testimony, shall be filed by such person with the Register in Chancery, Court of Chancery of the State of Delaware, 34 The Circle, Georgetown, Delaware 19947, not later than ten (10) calendar days prior to the Settlement Hearing and, on or before the date of such filing with the Court, copies of such filings shall be served, by hand or by overnight mail, on the following counsel of record:

Robert D. Goldberg
Biggs and Battaglia
921 North Orange Street
Wilmington, Delaware 19899
(302) 655-9677

Alexander Arnold Gershon
Barrack, Rodos & Bacine
425 Park Ave., 31st Floor
New York, New York 10022
(212) 688-0782

Attorneys for Plaintiff Frank David Seinfeld

Daniel A. Dreisbach
Richards, Layton & Finger, P.A.
One Rodney Square
920 North King Street
Wilmington, DE 19801
(302) 651-7700

Attorneys for Defendants Donald W. Slager, James E. O'Connor, John W. Croghan, Tod C. Holmes, David I. Foley, Ramon A. Rodriguez, Michael W. Wickham, James W. Crownover, Nolan Lehmann, Allan C. Sorensen, William J. Flynn, W. Lee Nutter, John M. Trani and Michael Larson

Andre G. Bouchard Bouchard Margules & Friedlander, P.A. 222 Delaware Avenue, Suite 1400 Wilmington, Delaware 19801 (302) 573-3510 Attorneys for Defendant Republic Services, Inc.

Any current Republic stockholder or other person who fails to object in the above-prescribed manner shall be deemed to have waived his, her, or its objection to the proposed Settlement and shall be barred from raising such objection in this or any other action or proceeding.
Current Republic stockholders who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action. If you are a current Republic stockholder, you will be bound by the Order and Final Judgment of the Court, and you will be deemed to have released any and all claims that have or could have been brought in the Action, including all Released Claims.

VIII.	SCOPE OF THIS NOTICE
The foregoing description of the Action, the Settlement Hearing, the terms of the proposed Settlement, and other matters described in this Notice does not purport to be comprehensive. Current Republic stockholders are referred to the Stipulation and other documents publicly filed with the Court in the Action, including the pleadings and other papers, which you or your attorney may examine during regular business hours of each business day at the office of the Register in Chancery, Court of Chancery of the State of Delaware, 34 The Circle, Georgetown, Delaware 19947. DO NOT WRITE OR TELEPHONE THE COURT.

IX.	NOTICE TO PERSONS OR ENTITIES HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS
Brokerage firms, banks and other persons or entities who are record owners of Republic, but not beneficial owners, are directed to forward this Notice promptly to beneficial owners.

X.	FURTHER INFORMATION
Any questions you have about the matters in this Notice should be directed by telephone or in writing to Plaintiff’s counsel:

A. Arnold Gershon
Michael A. Toomey
Barrack, Rodos & Bacine
425 Park Ave., 31st Floor
New York, New York 10022
(212) 688-0782

Attorneys for Plaintiff Frank David Seinfeld

By Order of the Court:

/s/ Register in Chancery
Register in Chancery

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